Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: January 14, 2020

TVM LIFE SCIENCE INNOVATION I L.P.
By: TVM LIFE SCIENCE INNOVATION I (GP) LIMITED, its general partner

By:	/s/ Reshentha Beeby
Name:	Reshentha Beeby
Title:	Director

TVM LIFE SCIENCE INNOVATION I (GP) LIMITED

By:	/s/ Reshentha Beeby
Name:	Reshentha Beeby
Title:	Director

TVM LIFE SCIENCE INNOVATION II SCSP
By: TVM LIFE SCIENCE INNOVATION II (GP) S.A R.L., its general partner

By:	/s/ Monica Morsch
Name:	Monica Morsch
Title:	Class B Manager

By:	/s/ Ganash Lokanathen
Name:	Ganash Lokanathen
Title:	Class A Manager

TVM LIFE SCIENCE INNOVATION II (GP) S.A R.L.

By:	/s/ Monica Morsch
Name:	Monica Morsch
Title:	Class B Manager

By:	/s/ Ganash Lokanathen
Name:	Ganash Lokanathen
Title:	Class A Manager

/s/ Hubert Birner
Hubert Birner

/s/ Stefan Fischer
Stefan Fischer

/s/ Luc Marengere
Luc Marengere

/s/ Reshentha Beeby
Reshentha Beeby

/s/ Gary Leatt
Gary Leatt

/s/ Monica Mosch
Monica Mosch

/s/ Jens Hoellermann
Jens Hoellermann

/s/ Ganash Lokanathen
Ganash Lokanathen